TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio


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Name of Issuer:                              Evenflo

Name of Security:                            Evenflo 11.75% due 08/15/06 , cusip#29975PAA2
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Years of Issuers Operations:                 78 years

Date of Purchase:                            08/20/98

Number of Units Purchased:                   450,000

Price Per Unit:                              $100.00

Total Price Paid:                            $450,000.00

Portfolio Assets on Trade Date:              $33,194,403

% Gross Underwriting Spread:                 3%

Underwriting Type:                           Firm

Total Offering:                              110,000,000

25% of Offering:                             27,500,000 Par value
3% of Total Assets:                          $995,832.09

Underwriter :                                Donaldson, Lufkin, Jenrette, Nationsbank

Broker from whom Portfolio purchased:        Merrill Lynch
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